Exhibit 99.1

MAX RE CAPITAL LTD. REPORTS RECORD NET INCOME FOR 2004:

Hamilton, Bermuda, February 4, 2005 - Max Re Capital Ltd. (NASDAQ: MXRE) reported net income for the three months ended December 31, 2004 of $87.1 million, or net income of $1.82 per diluted share, compared to net income of $36.4 million, or net income of $0.76 per diluted share, for the three months ended December 31, 2003. Net operating income before minority interest, which represents net income before minority interest reduced by net realized gains on sale of fixed maturities, for the three months ended December 31, 2004 was $80.8 million, or net operating income of $1.67 per diluted share, compared with net operating income before minority interest of $31.7 million, or net operating income of $0.66 per diluted share, for the three months ended December 31, 2003.

For the year ended December 31, 2004, the Company had net income of $133.7 million, or net income of $2.75 per diluted share, compared to net income of $120.6 million, or net income of $2.84 per diluted share, for the year ended December 31, 2003. For the year ended December 31, 2004, the Company had net operating income before minority interest of $123.3 million, or net operating income of $2.54 per diluted share, compared to a net income before minority interest of $111.6 million, or net operating income of $2.42 per diluted share, for the year ended December 31, 2003.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “The Company continued to perform well in 2004. Improved performance in our property and casualty business produced underwriting profits of $47.8 million during the year which combined with reasonable returns from our alternative investment portfolio of 8.23%, resulted in record net operating income for the year.”

Gross premiums written for the three months ended December 31, 2004 were $139.6 million, comprised of $104.6 million from property and casualty underwriting and $35.0 million from life and annuity underwriting, compared to $224.9 million, comprised of $116.6 million from property and casualty underwriting and $108.3 million from life and annuity underwriting, for the three months ended December 31, 2003. Net premiums earned for the three months ended December 31, 2004 were $216.0 million compared to $261.4 million for the same period of 2003. For the year ended December 31, 2004, gross premiums written were $1,043.6 million, comprised of $831.3 million from property and casualty underwriting and $212.3 million from life and annuity underwriting, compared to $1,009.8 million in the year ended December 31, 2003, comprised of $901.5 million from property and casualty underwriting and $108.3 million from life and annuity underwriting. Net premiums earned for the year ended December 31, 2004 were $917.8 million compared to $727.2 million for 2003.

Net investment income for the three months ended December 31, 2004, increased to $24.2 million, from $16.7 million for the same period in 2003. Net investment income for the year ended December 31, 2004 increased to $82.8 million from $60.1 million for the same period in 2003. The increase is principally attributable to increased holdings of cash and fixed maturities, resulting from strong cash flows from operations. Net gains on alternative investments for the three months ended December 31, 2004 were $56.8 million, or a 5.36% rate of return, compared to net gains on alternative investments of $28.9 million, or a 3.37% rate of return, for the same period of 2003. For the year ended December 31, 2004, alternative investments returned $81.6 million, or 8.23%, compared to $124.0 million, or 16.57%, for the same period in 2003. For the year the Company’s MDS fund of funds produced a 9.81% return, while the Company’s insurance private equity investments produced a (11.06%) return, principally because of losses sustained in DaVinci Re Holdings Ltd. from the third quarter hurricanes. Invested assets were $3.5 billion as of December 31, 2004, with an allocation of approximately 68.2% to cash and fixed maturities and 31.8% to alternative investments.

Total revenue for the three months ended December 31, 2004 decreased 4% to $304.5 million, compared to $317.1 million of total revenue for the same period in 2003. Total revenue for the year ended December 31, 2004 increased 17% to $1,097.6 million from $941.4 million for 2003. This increase is principally due to the increase in net premiums earned and net investment income offset by the decrease in returns on the alternative investments.

Losses, benefits and experience refunds were $163.4 million for the three months ended December 31, 2004 compared to $223.8 million for the same period in 2003. The decrease in losses, benefits and experience refunds for the three months ended December 31, 2004 is principally attributable to $108.3 million of life and annuity premiums earned in the three months ended December 31, 2003 compared to $35.0 million for the same period for 2004. Losses, benefits and experience refunds for the year ended December 31, 2004 were $764.3 million compared to $592.3 million for the same period in 2003. The increase for the year ended December 31, 2004 was principally attributable to the increase in premiums earned.

General and administrative expenses for the three months ended December 31, 2004 were $14.4 million compared to $10.0 million for the same period in 2003. General and administrative expenses for the year ended December 31, 2004 were $49.0 million compared to $39.8 million for the same period in 2003. General and administrative expenses for the year ended December 31, 2004 were 5.3% of net premiums earned compared to 5.5% of net premiums earned for the year ended December 31, 2003.

Shareholders’ equity was $937.0 million at December 31, 2004. Book value per share at December 31, 2004 was $20.45 per share, compared to $17.82 at December 31, 2003 an increase of 14.8%. Return on average shareholders’ equity for 2004 was 14.2%.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes

Executive Vice President & CFO

441-296-8800

keithh@maxre.bm

N. James Tees

Senior Vice President & Treasurer

441-296-8800

jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	December 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Cash and cash equivalents	$239,188	$201,515
Fixed maturities, available for sale at fair value	2,156,011	1,604,430
Alternative investments, at fair value	1,119,028	831,359
Accrued interest income	24,257	14,608
Premiums receivable	262,714	389,393
Losses recoverable from reinsurers	388,067	273,711
Funds withheld	17,599	56
Deferred acquisition costs	54,770	87,116
Deferred charges	6,958	5,259
Prepaid reinsurance premiums	79,337	67,343
Other assets	19,426	20,769

Total assets	$4,367,355	$3,495,559

LIABILITIES
Property and casualty losses and experience refunds	$1,455,099	$991,687
Life and annuity benefits and experience refunds	666,101	480,099
Deposit liabilities	266,479	267,350
Funds withheld from reinsurers	301,100	213,483
Unearned property and casualty premiums	447,633	471,625
Reinsurance balances payable	50,258	74,693
Accounts payable and accrued expenses	50,839	26,635
Net payable for investments purchased	42,855	14,757
Bank loan	150,000	150,000

Total liabilities	3,430,364	2,690,329

SHAREHOLDERS’ EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 45,825,880 (2003 - 45,184,611) shares issued and outstanding	45,826	45,185
Additional paid-in capital	652,029	637,772
Loans receivable from common share sales	(10,515)	(11,965)
Unearned stock grant compensation	(13,294)	(4,032)
Accumulated other comprehensive income	22,227	25,790
Retained earnings	240,718	112,480

Total shareholders’ equity	936,991	805,230

Total liabilities and shareholders’ equity	$4,367,355	$3,495,559

Book Value Per Share	$20.45	$17.82

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except shares and per share amounts)

	Three Months Ended December 31		Years Ended December 31
	2004	2003	2004	2003
REVENUES
Gross premiums written	$139,568	$224,858	$1,043,601	$1,009,779
Reinsurance premiums ceded	(42,442)	(51,954)	(162,573)	(154,574)

Net premiums written	$97,126	$172,904	$881,028	$855,205

Earned premiums	$258,870	$311,547	$1,068,172	$835,449
Earned premiums ceded	(42,883)	(50,122)	(150,398)	(108,245)

Net premiums earned	215,987	261,425	917,774	727,204

Net investment income	24,167	16,665	82,815	60,132
Net gains (losses) on alternative investments	56,758	28,874	81,648	124,036
Net realized gains on sale of fixed maturities	6,325	4,712	10,447	19,259
Other income	1,226	5,407	4,890	10,743

Total revenues	304,463	317,083	1,097,574	941,374

LOSSES AND EXPENSES
Losses, benefits and experience refunds	163,390	223,785	764,296	592,274
Acquisition costs	29,848	38,411	116,862	149,534
Interest expense	9,727	8,513	33,644	28,829
General and administrative expenses	14,384	9,968	49,047	39,845

Total losses and expenses	217,349	280,677	963,849	810,482

INCOME BEFORE MINORITY INTEREST	87,114	36,406	133,725	130,892

Minority interest	—	—	—	(10,325)

NET INCOME	87,114	36,406	133,725	120,567

Change in net unrealized appreciation of fixed maturities	(3,535)	(19,821)	(7,140)	(23,491)
Foreign currency translation adjustment	3,401	173	3,577	173

COMPREHENSIVE INCOME	$86,980	$16,758	$130,162	$97,249

Basic earnings per share	$1.91	$0.81	$2.93	$2.91

Diluted earnings per share	$1.82	$0.76	$2.75	$2.84

Diluted net operating earnings per share	$1.67	$0.66	$2.54	$2.42

Weighted average shares outstanding - basic	45,753,252	45,183,404	45,703,410	41,094,393

Weighted average shares outstanding - diluted	48,183,656	47,684,508	48,568,769	45,995,615

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Years ended December 31,
	2004	2003
Preferred shares
Balance, beginning of year	$—	$—

Balance, end of year	—	—

Common shares
Balance, beginning of year	45,185	37,999
Issue of shares	910	371
Issue of shares on elimination of minority interest	—	7,120
Repurchase of shares	(269)	(305)

Balance, end of year	45,826	45,185

Additional paid-in capital
Balance, beginning of year	637,772	526,582
Issue of common shares	18,266	4,127
Issue of common shares on elimination of minority interest	—	110,285
Repurchase of shares	(4,581)	(3,591)
Stock option expense	572	369

Balance, end of year	652,029	637,772

Loans receivable from common share sales
Balance, beginning of year	(11,965)	(12,575)
Loans granted	—	—
Loans repaid	1,450	610

Balance, end of year	(10,515)	(11,965)

Unearned stock grant compensation
Balance, beginning of year	(4,032)	(2,656)
Stock grants awarded	(15,983)	(3,740)
Amortization	6,721	2,364

Balance, end of year	(13,294)	(4,032)

Accumulated other comprehensive income
Balance, beginning of year	25,790	49,108
Holding gains on fixed maturities arising in year	3,134	(13,433)
Net realized gains included in net income	(10,447)	(19,259)
Currency translation adjustments	3,750	173
Allocation to minority interest	—	6,504
Holding gains transferred on elimination of minority interest	—	2,697

Balance, end of year	22,227	25,790

Retained earnings (deficit)
Balance, beginning of year	112,480	(4,299)
Net income	133,725	120,567
Dividends paid	(5,487)	(3,788)

Balance, end of year	240,718	112,480

Total shareholders’ equity	$936,991	$805,230

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Years Ended December 31
	2004	2003
OPERATING ACTIVITIES
Net income	$133,725	$120,567
Adjustments to reconcile net income to net cash from operating activities:
Minority interest share of income	—	10,325
Amortization of unearned stock based compensation	7,293	2,733
Amortization of discount on fixed maturities	9,186	5,986
Net realized gains on sale of fixed maturities	(10,447)	(19,259)
Alternative investments	(288,132)	(178,560)
Accrued interest income	(9,649)	(2,304)
Premiums receivable	126,679	(199,179)
Losses recoverable from reinsurers	(114,356)	(85,570)
Funds withheld	(17,543)	55,220
Deferred acquisition costs	32,346	(8,402)
Deferred charges	(1,699)	7,398
Prepaid reinsurance premiums	(11,994)	(45,979)
Other assets	1,343	(9,136)
Property and casualty losses and experience refunds	463,412	374,283
Life and annuity benefits and experience refunds	186,002	75,091
Funds withheld from reinsurers	87,617	61,311
Unearned property and casualty premiums	(23,992)	174,916
Reinsurance balances payable	(24,435)	32,429
Accounts payable and accrued expenses	24,204	12,076
Net payable for investments purchased	28,098	13,297

Cash from operating activities	597,658	397,243

INVESTING ACTIVITIES
Purchase of fixed maturities	(1,683,884)	(1,210,559)
Sales of fixed maturities	1,100,398	785,383
Redemptions of fixed maturities	26,489	83,407

Cash used in investing activities	(556,997)	(341,769)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	3,193	758
Repurchases of common shares	(4,850)	(3,896)
Proceeds from bank loan	—	50,000
Dividends	(5,487)	(3,788)
Distributions to minority shareholders	—	(285)
Additions to deposit liabilities	55,253	55,448
Payment of deposit liabilities	(56,124)	(45,082)
Notes and loans repaid	1,450	610

Cash from (used in) financing activities	(6,565)	53,765

Effect of exchange rate on cash	3,577	173

Net increase in cash and cash equivalents	37,673	109,412

Cash and cash equivalents, beginning of period	201,515	92,103

CASH AND CASH EQUIVALENTS, END OF PERIOD	$239,188	$201,515

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $4,281 and $3,370 for the years ended December 31, 2004 and 2003, respectively.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA - DECEMBER 31, 2004

Year to Date Segment Information: (in 000’s US$)	Property & Casualty				Life & Annuity	Corporate	Consolidated
	Traditional Reinsurance	Alternative Risk	Traditional Insurance	Total
Gross premiums written	$334,557	$248,677	$248,068	$831,302	$212,299	$—	$1,043,601
Reinsurance premiums ceded	(20,818)	(26,807)	(114,241)	(161,866)	(707)	—	(162,573)

Net premiums written	$313,739	$221,870	$133,827	$669,436	$211,592	$—	$881,028

Earned premiums	$291,524	$346,806	$217,543	$855,873	$212,299	$—	$1,068,172
Earned premiums ceded	(18,534)	(37,653)	(93,504)	(149,691)	(707)	—	(150,398)

Net premiums earned	272,990	309,153	124,039	706,182	211,592	—	917,774

Net investment income	—	—	—	—	—	82,815	82,815
Net gains on alternative investments	—	—	—	—	—	81,648	81,648
Net realized gains on sales of fixed maturities	—	—	—	—	—	10,447	10,447
Other income	—	—	—	—	—	4,890	4,890

Total revenues	272,990	309,153	124,039	706,182	211,592	179,800	1,097,574

Losses, benefits and experience refunds	174,240	261,204	90,604	526,048	238,248	—	764,296
Acquisition costs	51,280	59,560	2,502	113,342	3,520	—	116,862
Interest expense	—	—	—	—	—	33,644	33,644
General and administrative expenses	4,972	7,144	6,797	18,913	4,488	25,646	49,047

Total losses and expenses	230,492	327,908	99,903	658,303	246,256	59,290	963,849

Net income (loss) before minority interest	$42,498	$(18,755)	$24,136	$47,879	$(34,664)	$120,510	$133,725

Loss Ratio (a)	63.8%	84.5%	73.0%	74.5%
Combined Ratio (a)	84.4%	106.1%	80.5%	93.2%

(a)	The loss ratio is calculated by dividing losses, benefits and experience refunds by net premiums earned.
(b)	The combined ratio is calculated by dividing total losses and expenses by net premiums earned.

			Periodic Rate of Return
Selected Investment Return Data:	Fair Value*	Investment %’s	Quarter Ended	Year Ended	Last 36 months**
Cash and Fixed Maturities	$2,395,199	68.2%	0.85%	4.22%	5.33%

Global Macro	$139,110	4.0%	9.73%	10.26%	12.14%
Long / Short Equity	99,084	2.8%	0.72%	8.23%	7.60%
Convertible Arbitrage	90,275	2.6%	0.19%	1.31%	7.07%
Diversified Arbitrage	170,409	4.8%	4.36%	6.73%	8.45%
Distressed Securities	154,196	4.4%	10.06%	23.12%	21.90%
Opportunistic	24,221	0.7%	14.50%	27.68%	10.28%
Emerging Markets	68,584	2.0%	7.73%	22.15%	17.67%
Fixed Income Arbitrage	86,175	2.5%	0.83%	2.17%	10.98%
Event-Driven Arbitrage	94,554	2.7%	9.26%	17.31%	13.38%
Commodity Trading Advisers	55,946	1.6%	1.97%	-2.03%	3.67%
Credit Long / Short	70,797	2.0%	6.16%	13.14%	9.11%

MDS	1,053,351	30.0%	5.41%	9.81%	10.09%
Insurance Underwriting	65,677	1.9%	4.54%	-11.06%	5.76%

Alternative Investments	$1,119,028	31.8%	5.36%	8.23%	9.91%

Total Investments	$3,514,227	100.0%	2.37%	5.63%	6.91%

Comparative returns
Merrill Lynch Master Bond Index			0.96%	4.34%	6.25%
Standard & Poors 500 Stock Index			9.23%	10.87%	3.58%
80% Merrill Lynch Master Index and 20% S&P Index			2.58%	5.67%	5.94%

*	Expressed in thousands of United States Dollars
**	Annualized